United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2003

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of	(File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1026 Grand Ave. Arroyo Grande, CA	93420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code:     (805) 473-7700

Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

                                On June 18, 2003, at its regular meeting of the Board of Directors of Mid-State Bancshares, the Board declared a thirteen cents per-share quarterly cash dividend for all shareholders of record on June 30, 2003, payable on July 15, 2003.  Please refer to the Press Release dated June 19, 2003 attached hereto and made a part hereof.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

99	Press Release announcing second quarter cash dividend — June 19, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 19, 2003                                                                            MID-STATE BANCSHARES

By:	/s/ James W. Lokey
James W. Lokey
President
Chief Executive Officer

By:	/s/ James G. Stathos
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing second quarter cash dividend — June 19, 2003